Exhibit 99.1

                                       CONTACT: Nicholas M. Rolli
                                                917-663-3460

                                                Timothy R. Kellogg
                                                917-663-2759


                           ALTRIA GROUP, INC. REPORTS
                    2004 FOURTH-QUARTER AND FULL-YEAR RESULTS

    FOURTH-QUARTER 2004
    -------------------

    -- Diluted earnings per share from continuing operations down 5.9% to $0.96, including $0.12 in fourth-quarter 2004 charges as detailed on Schedule 7

    --  Earnings from continuing operations down 4.2% to $2.0 billion

    FULL-YEAR 2004
    --------------

    -- Diluted earnings per share from continuing operations up 2.0% to $4.57, including $0.10 in full-year 2004 net charges as detailed on Schedule 8

    --  Earnings from continuing operations up 3.3% to $9.4 billion

    2005 OUTLOOK
    ------------

    -- Full-year 2005 diluted earnings per share from continuing operations projected in a range of $4.95 to $5.05 based on current exchange rates; includes $0.12 per share in charges and excludes $0.03 per share for discontinued operations

    NEW YORK, January 26, 2005--Altria Group, Inc. (NYSE:MO) today announced fourth-quarter 2004 diluted earnings per share from continuing operations of $0.96, including $0.12 in fourth-quarter 2004 charges as detailed on Schedule 7, versus $1.02 in the same quarter a year ago. The decline resulted largely from $0.08 per share in asset impairment, exit and implementation costs, primarily related to the Kraft restructuring, and $0.04 per share from an increase in the provision for airline industry exposure at Philip Morris Capital Corporation
(PMCC).
    For the full year 2004, diluted earnings per share from continuing operations were up 2.0% to $4.57, including $0.10 in full-year 2004 net charges as detailed on Schedule 8, versus $4.48 for the same period a year ago.
    "On balance, our business fundamentals were solid in 2004. I am particularly pleased that our momentum improved as the year unfolded, proof that we have begun to reap the benefits of our investments in marketing," said Louis C. Camilleri, chairman and chief executive officer of Altria Group, Inc. "Both our domestic and international tobacco businesses performed strongly, and Kraft executed well against its Sustainable Growth Plan."
    "We enter 2005 in a strong competitive, financial and strategic position," Mr. Camilleri said. "This is not to say that we do not continue to face challenges across all our businesses, but I believe that we are better armed to deal with them than we have been for several years."
    Altria Group, Inc. is projecting 2005 full-year diluted earnings per share from continuing operations (which excludes a $0.03 impact for Kraft's discontinued operations) in a range of $4.95 to $5.05, representing growth of 8.3% to 10.5%, compared with $4.57 in 2004.
This projection assumes current foreign exchange rates, a base income tax rate of 34.7% and approximately $0.12 per share in charges associated with the continuing Kraft restructuring. However, it does not include any tax benefits that could arise from the repatriation of funds from its international businesses under provisions of the American Jobs Creation Act, nor does it include any benefit from prior year accrued contributions to the National Tobacco Growers Settlement
Trust. The factors described in the Forward-Looking and Cautionary
Statements section of this release represent continuing risks to this projection.
    A conference call with members of the investment community will be Webcast at 2:00 p.m. Eastern Time on January 26, 2005. Access is available at www.altria.com.

    ALTRIA GROUP, INC.

    Results for Altria Group, Inc. have been restated to reflect the impact of discontinued operations, following Kraft's agreement on November 15, 2004, to sell its sugar confectionery business. As such, net revenues and operating companies income for the sugar confectionery business are excluded from the company's results, while the net earnings impact is included as a single line item. All references in this news release are to continuing operations, unless otherwise noted. Schedules with restated results for the years 2003 and 2004 are attached.
    As described in "Note 14. Segment Reporting" of Altria Group, Inc.'s 2003 Annual Report, management reviews operating companies income, which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and allocate resources. Management believes it is appropriate to disclose this measure to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release.

    2004 Full-Year Results

    Net revenues for the full year 2004 increased 10.2% versus 2003 to $89.6 billion, due primarily to favorable currency of $3.3 billion and to increases from Altria's tobacco and North American food businesses.
    Operating income decreased 3.7% to $15.2 billion, due primarily to charges for asset impairment, exit and implementation costs primarily related to the business restructuring component of Kraft's Sustainable Growth Plan, which more than offset increases at Philip Morris USA (PM
USA) and Philip Morris International (PMI). Also affecting operating income comparisons were favorable currency of $638 million and the other items described in the attached reconciliation.
    Earnings from continuing operations increased 3.3% to $9.4 billion, including $210 million or $0.10 per share in full-year 2004 net charges, due primarily to better results at PM USA and PMI, higher equity income from SABMiller (which is included in minority interest in earnings from continuing operations, and equity earnings, net) and a lower effective tax rate of 32.4% in 2004 compared to 34.9% in 2003, due to the reversal of tax provisions that are no longer required and the favorable resolution of an outstanding tax item.
    During 2004, Altria Group, Inc. raised its dividend 7.4% to an annualized rate of $2.92 per common share, marking the 37th time in 35 years that the dividend has been increased.

    2004 Fourth-Quarter Results

    Net revenues for the fourth quarter of 2004 increased 8.8% versus 2003 to $22.4 billion, due primarily to favorable currency of $679 million and to increases in domestic tobacco, international tobacco and North American food.
    Operating income decreased 4.4% to $3.4 billion, due primarily to the Kraft restructuring and an increase in the provision for airline industry exposure at Philip Morris Capital Corporation (PMCC). Also affecting operating income comparisons were favorable currency of $142 million and other items as described in the attached reconciliation.
    Earnings from continuing operations decreased 4.2% to $2.0 billion, including $249 million or $0.12 per share in fourth-quarter 2004 charges, due primarily to the Kraft restructuring and the increased provision for airline industry exposure at PMCC.

    DOMESTIC TOBACCO

    2004 Full-Year Results

    Philip Morris USA Inc. (PM USA), Altria Group, Inc.'s domestic tobacco business, achieved robust retail share growth, driven by Marlboro, and a strong increase in operating companies income. In a declining cigarette market, its shipment volume of 187.1 billion units was down 0.1% from the previous year. Operating companies income increased 13.3%, to $4.4 billion, primarily driven by savings resulting from changes to the 2004 trade programs, including PM USA's returned goods policy and lower Wholesale Leaders program discounts, as well as the absence of a one-time inventory buy-down in 2003 and $202 million in charges related to the 2003 tobacco growers settlement, partially offset by increased costs under state settlement agreements.
    PM USA's total retail share improved significantly in 2004, driven by Marlboro, while retail share remained stable for Parliament, Virginia Slims and Basic, as shown in the following table:


                Philip Morris USA Annual Retail Share*
                --------------------------------------

                                          2004       2003       Change
                                         -----      -----      -------
Marlboro                                 39.5%      38.0%       1.5 pp
Parliament                                1.7%       1.7%       0.0 pp
Virginia Slims                            2.4%       2.4%       0.0 pp
Basic                                     4.2%       4.2%       0.0 pp
                                         -----      -----      -------
Focus Brands                             47.8%      46.3%       1.5 pp
Other Philip Morris USA                   2.0%       2.4%      -0.4 pp
                                         -----      -----      -------
Total Philip Morris USA                  49.8%      48.7%       1.1 pp

* IRI/Capstone Total Retail Panel was developed to measure market share in retail stores selling cigarettes. It is not designed to capture Internet or direct mail sales.


    PM USA grew retail share in both the premium and discount segments, with its share of the premium segment increasing 0.9 share points to 62.1% and discount segment share increasing 0.4 share points to 16.1% in 2004.
    During the year, PM USA successfully introduced Marlboro Menthol 72mm, a premium-priced menthol cigarette and Virginia Slims Ultra Lights 120mm box, while Parliament Lights 100mm round corner box was expanded to national distribution.
    In January 2005, PM USA began shipping Marlboro Red and Lights 72mm in commemorative 50th Anniversary packs. During the first quarter, it also will begin test marketing Marlboro UltraSmooth in several test markets to evaluate consumer acceptance of its taste.

    2004 Fourth-Quarter Results

    PM USA's retail share increased 0.8 share points to 49.9% in the fourth quarter of 2004, driven primarily by Marlboro. Total shipment volume increased 1.5% to 47.1 billion units in the fourth quarter, but was estimated to be essentially flat when adjusted for the timing of promotions and wholesaler inventory changes.
    Operating companies income increased 9.0% to $1.1 billion, driven primarily by higher volume, savings resulting from changes to 2004 trade programs and absence of charges related to the 2003 tobacco growers settlement, partially offset by increased costs under state settlement agreements. During the quarter, PM USA recorded charges related to its obligation under the recently enacted Fair and Equitable Tobacco Reform Act, but these charges had no material impact when compared to the prior-year period, as they were offset by the absence of 2004 National Tobacco Growers Settlement Trust costs. PM USA announced a reduction in the wholesale promotional allowance on its Focus on Four brands of $1.00 per carton, from $6.50 to $5.50, effective December 12, 2004. In addition, effective January 16, 2005, the price of its other brands was increased by $5.00 per thousand cigarettes or $1.00 per carton.
    PM USA's improved retail share in the quarter was driven by a 1.2 share point gain in Marlboro, while retail share was essentially stable for Parliament, Virginia Slims and Basic combined, as shown in the following table:


               Philip Morris USA Quarterly Retail Share*
               -----------------------------------------

                                         Q4 2004    Q4 2003     Change
                                         -------    -------    -------
Marlboro                                   39.7%      38.5%     1.2 pp
Parliament                                  1.7%       1.7%     0.0 pp
Virginia Slims                              2.3%       2.4%    -0.1 pp
Basic                                       4.3%       4.2%     0.1 pp
                                         -------    -------    -------
Focus Brands                               48.0%      46.8%     1.2 pp
Other Philip Morris USA                     1.9%       2.3%    -0.4 pp
                                         -------    -------    -------
Total Philip Morris USA                    49.9%      49.1%     0.8 pp

* See note in table above


    In line with the full-year trend, PM USA's fourth quarter retail share of the premium segment increased 0.6 share points to 62.1%, while its share of the discount segment increased 0.5 share points to 16.3%.

    INTERNATIONAL TOBACCO

    2004 Full-Year Results

    Cigarette shipment volume for Philip Morris International Inc.
(PMI), Altria Group, Inc.'s international tobacco business, increased 3.5% to 761.4 billion units, reflecting the impact of acquired volume in Greece, Serbia and the Philippines, and widespread growth around the world. Overall growth was impacted by lower PMI volume in France, Germany and Italy, reflecting significant declines in industry volume in those markets.
    Operating companies income for PMI rose 4.5% to $6.6 billion, due primarily to pricing, favorable currency of $540 million, the impact of acquisitions and higher volume, partially offset by higher overhead expenses and marketing costs, unfavorable mix, the initial $250 million charge and ongoing annual charges for the cooperation agreement with the E.C.
    PMI achieved widespread market share gains, including in its top income markets of Austria, Belgium, Egypt, France, Greece, Japan, Mexico, Netherlands, Poland, Russia, Saudi Arabia, Spain, Turkey and the Ukraine.
    Total Marlboro shipments declined 1.3% in 2004, as solid gains in Central Europe, Eastern Europe and Asia, including Japan, were more than offset by lower volume in Western Europe, mainly France and Germany. Marlboro share increased in many top income markets, including Argentina, Belgium, Japan, Mexico, Poland, Portugal, Russia, Spain, Turkey, the United Kingdom and the Ukraine.
    In Western Europe, cigarette volume declined 8.7%, due primarily to declines in France, Germany and Italy. PMI's cigarette market share for 2004 was 38.6%, slightly lower than the previous year.
    In France, the total cigarette market declined 21.1%. PMI's cigarette volume declined 19.5%, but market share grew by 0.7 share points to 39.9%, due to the success of Basic and the Philip Morris brand and the resilience of Marlboro. In the fourth quarter, PMI's French business regained both volume and share momentum, with volume advancing 5.9% and share up a robust 1.4 points to 40.3%, with Marlboro contributing 0.8 points to the share gain.
    In Germany, the combined consumption of cigarettes and other tobacco products declined 7.0% for the year, while total cigarette volume declined 15.5%, as consumers switched to low-priced tobacco portions, which grew from 5.4 billion units in 2003 to 13.5 billion units in 2004. PMI's cigarette market share was down 0.4 points to 36.8%. In addition, it recorded a 7.8% share of the tobacco portions segment since the April 2004 launch of Marlboro and Next tobacco portions. With increasing tobacco portions manufacturing capacity being installed, PMI's share of this segment grew to 10.3% in the fourth quarter and 13.2% in December. In addition, PMI successfully launched Marlboro Blend 29 in selected channels in October.
    PMI's German business announced a tax-driven price increase of euro 0.40 per pack effective December 1, 2004. The industry-wide price increase has resulted in a significant decline in the total cigarette market in December. PMI's volume declined 18.6% in the fourth quarter and market share declined 1.2 share points to 36.2%, reflecting the timing of PMI's shipments of new-priced stock versus its competitors.
    In Italy, PMI's annual volume was down 6.4% and market share declined 2.6 points to 51.5%, due mainly to losses in low-price Diana and, to a lesser extent, Marlboro. However, on a sequential basis, PMI's market share has been relatively stable since April 2004, and grew to 52.0% in the fourth quarter from 51% in the third quarter, reflecting the recovery of Marlboro, new product initiatives and significant investments in sales force expansion. On December 14, 2004, PMI announced a tax-driven price increase of euro 0.20 per pack for all of its brands. The industry-wide price increase led to a decline in total market volume in the fourth quarter, with PMI's volume declining 10.9%. Marlboro's share at 22.5% in the fourth quarter of 2004 was flat with the same quarter a year ago. During the quarter, Italy passed a minimum reference price law, similar to France, and implementation regulations are expected in the first quarter of 2005.
    In Central Europe, PMI's volume rose 15.2% in 2004, due mainly to Poland and Romania and the favorable impact of acquired volume in Greece and Serbia, partially offset by declines in Lithuania and Hungary. However, share improved to a record 32.6% in Hungary. In Poland, volume increased 5.0% and market share advanced 2.8 points to 38.5%, driven by gains in Marlboro, Bond Street and the July 2004 launch of Red & White. In Romania, volume rose 8.7%, mainly reflecting higher volume for Marlboro. In worldwide duty-free, volume rose 7.2% as a result of the global recovery in travel and a favorable comparison to 2003, which was depressed by the effects of SARS and the war in Iraq.
    In Eastern Europe, the Middle East and Africa, volume grew 9.6%, reflecting widespread gains in most markets, including Russia, Kazakhstan, Saudi Arabia, Turkey and the Ukraine. In Russia, volume was up 3.5% and market share rose 1.4 share points to a record 26.4%, driven by Marlboro, Parliament, L&M, Next and Chesterfield. In Turkey, volume rose 20.3% and market share was up 4.7 points to a record 37.0% on the continued strength of L&M and the renewed growth of Marlboro and Parliament. Strong volume and share gains were also achieved in the Ukraine, with volume up 26.7% and market share advancing 1.8 points to a record 31.0%, driven by Marlboro, Chesterfield, L&M, Bond Street, Next and the national launch of Optima.
    In Asia, volume was up 7.6% in 2004, due mainly to robust gains in Korea, Malaysia, the Philippines and Thailand. In Korea, PMI's volume was up 23.1% and market share rose 0.8 points to 7.4%, driven by new products including Marlboro Ultra Lights, Lark One, Elan Super Slim Lights and L&M. In Japan, PMI's volume was up slightly, while the total market declined 2.5%. PMI's market share rose 0.4 points to a record 24.4% in Japan, driven by the strength of Marlboro and new products Virginia Slims Rose and Lark Pacific Green.
    In Latin America, PMI volume was down 2.0% in 2004. Lower PMI shipments in Argentina of 5.7%, reflecting a total industry decline and consumer down trading, were partially offset by gains in Mexico. PMI achieved a record market share of 60.2% in Mexico in 2004, up 0.8 points, driven mainly by Marlboro, which benefited from two new line extensions, Marlboro Milds and Marlboro Medium.

    2004 Fourth-Quarter Results

    Cigarette shipment volume for PMI increased 2.6% to 172.7 billion units in the fourth quarter of 2004, reflecting increases in many markets, partially offset by lower volume in Germany and Italy. Excluding those two markets, PMI's volume was up 5.3% in the quarter.
    Operating companies income rose 11.7% to $1.4 billion in the fourth quarter, due primarily to favorable currency of $115 million and higher volume and pricing, partially offset by increased marketing costs and ongoing costs related to the cooperation agreement with the E.C.
    PMI achieved widespread market share gains in the fourth quarter, including increases in the top income markets of Argentina, Australia, Austria, Egypt, France, Greece, Japan, Poland, Russia, Spain, Turkey, the Ukraine and the United Kingdom.
    Marlboro volume declined 2.3% in the fourth quarter, due primarily to a decline in Germany. However, its share improved in many of its top income markets.
    In Western Europe, cigarette volume declined 9.4% in the fourth quarter, due primarily to declines in Germany and Italy. PMI's cigarette market share for the fourth quarter was down 0.1 point to 38.5%.
    In Central Europe, PMI's volume rose 5.7% in the fourth quarter, due mainly to Poland and acquisition volume in Greece. In worldwide duty-free, volume declined 1.9%.
    In Eastern Europe, the Middle East and Africa, volume increased 10.9% in the fourth quarter, reflecting widespread gains in most markets, including Russia, Saudi Arabia, Turkey and the Ukraine.
    In Asia, volume was up 14.2% in the fourth quarter, due to strong gains in Japan, the Philippines and Thailand. In Japan, PMI's volume was up 14.0% due to timing of shipments. PMI's market share in Japan rose 0.4 points to 24.5%, driven by the strength of Marlboro.
    In Latin America, PMI volume was down 6.8% in the fourth quarter, reflecting lower shipments in Argentina, Brazil and Mexico.

    FOOD

    Yesterday, Kraft Foods Inc. (Kraft) reported 2004 full-year and fourth-quarter results. For the full year 2004, Kraft's net revenues were up 5.5% to $32.2 billion, driven by new products, the impact of increased marketing spending, favorable currency of $838 million and commodity-driven pricing. Kraft's volume was up 2.8%, as ongoing volume growth of 3.0% (including 2.1 percentage points of growth from acquisitions) was partially offset by the impact of divestitures. Operating income declined 21.3% to $4.6 billion, driven by restructuring and impairment charges, higher commodity costs and increased marketing spending, partially offset by volume growth, pricing, cost reduction initiatives and favorable currency of $98 million.
    For the fourth quarter, Kraft's net revenues were up 7.0% to $8.8 billion, with increased volume, positive mix, pricing, acquisitions and favorable currency of $213 million all contributing to growth. Kraft's volume was up 3.4%, as ongoing volume growth of 3.6% (including 2.2 percentage points of growth from acquisitions) was partially offset by the impact of divestitures. Operating income declined 18.0% to $1.2 billion, driven by the same factors described above for the full year, including favorable currency of $27 million.
    Kraft reached agreements to divest its sugar confectionery, U.K. desserts and U.S. yogurt businesses during the fourth quarter. All of the transactions are expected to be completed by mid-2005. In accordance with relevant accounting rules, the sugar confectionery business has been reflected as discontinued operations.

    NORTH AMERICAN FOOD

    2004 Full-Year Results

    For the full year 2004, Kraft North America Commercial (KNAC) net revenues grew 5.4% to $22.1 billion, driven by increased volume, positive mix, net pricing, the Veryfine beverages acquisition and favorable currency of $164 million. Volume was up 4.3% (including 2.6 percentage points of growth from acquisitions) with growth across much of the portfolio including cheese, convenient meals and snacks. Operating companies income declined 16.9% to $3.9 billion, due to restructuring and impairment charges of $431 million, higher commodity costs, increased marketing spending and higher post-employment benefit costs, partially offset by the contributions from revenue growth and productivity.

    2004 Fourth-Quarter Results

    For the fourth quarter of 2004, KNAC net revenues increased a strong 8.8% to $5.8 billion, with higher volume from new product launches and increased marketing spending, positive mix and pricing in certain businesses, including cheese and foodservice, and favorable currency of $39 million. Volume was up 6.2% (including 3.1 percentage points of growth from acquisitions) with growth across much of the portfolio including cheese, convenient meals and snacks. Operating companies income declined 8.9% to $947 million, due to restructuring and impairment charges of $129 million, higher commodity costs, increased marketing spending and higher post-employment benefit costs, partially offset by the contributions from revenue growth and productivity.

    INTERNATIONAL FOOD

    2004 Full-Year Results

    For the full year 2004, net revenues for Kraft International Commercial (KIC) grew 5.7% to $10.1 billion, driven by favorable currency of $674 million and positive mix, partially offset by the impact of divestitures, lower volume and net price reductions. Volume was down 1.1%, due primarily to the impact of divestitures. Operating companies income decreased 33.0% to $933 million, as restructuring and impairment charges of $269 million in 2004, a gain on the sale of businesses in 2003, higher marketing spending and increased commodity costs were partially offset by favorable currency of $69 million.

    2004 Fourth-Quarter Results

    For the fourth quarter of 2004, net revenues for KIC increased 3.8% to $3.0 billion, driven by favorable currency of $174 million and positive mix, partially offset by lower volume and the impact of divestitures. Volume was down 2.8%, due to declines in Europe, Middle East & Africa and Latin America & Asia Pacific, and the impact of divestitures. Operating companies income decreased 35.8% to $300 million, as restructuring and impairment charges of $90 million, increased commodity costs and higher marketing spending were partially offset by favorable currency of $19 million.

    FINANCIAL SERVICES

    2004 Full-Year and Fourth-Quarter Results

    Philip Morris Capital Corporation (PMCC) reported operating companies income of $144 million for the full year 2004 and an operating companies loss of $106 million for the fourth quarter of 2004, significantly below results for comparable periods in 2003, reflecting an increase of $140 million in the provision for credit exposure related to the troubled airline industry in the fourth quarter of 2004 and lower lease portfolio revenues.

    Altria Group, Inc. Profile

    Altria Group, Inc. is the parent company of Kraft Foods Inc., with approximately 85% ownership of outstanding Kraft common shares, Philip Morris International Inc., Philip Morris USA Inc. and Philip Morris Capital Corporation. In addition, Altria Group, Inc. has a 33.9% economic interest in SABMiller plc. The brand portfolio of Altria Group, Inc.'s consumer packaged goods companies includes such well-known names as Kraft, Jacobs, L&M, Marlboro, Maxwell House, Nabisco, Oreo, Oscar Mayer, Parliament, Philadelphia, Post and Virginia Slims. Altria Group, Inc. recorded 2004 net revenues of $89.6 billion.
    Trademarks and service marks mentioned in this release are the registered property of, or licensed by, the subsidiaries of Altria Group, Inc.
    A complete copy of Altria Group, Inc.'s audited 2004 financial statements will be available through Altria Group, Inc.'s Web site after they are filed with the Securities and Exchange Commission on or about February 2, 2005. If you do not have Internet access but would like to receive a copy of the 2004 audited financial statements for Altria Group, Inc., please call toll free (800) 367-5415 in the U.S. and Canada to request a copy.

    Forward-Looking and Cautionary Statements

    This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.
    Altria Group, Inc.'s consumer products subsidiaries are subject to changing prices for raw materials; intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; the effects of foreign economies and local economic and market conditions; and unfavorable currency movements. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively with lower-priced products; to improve productivity; and to respond effectively to changing prices for their raw materials.
    Altria Group, Inc.'s tobacco subsidiaries (Philip Morris USA and Philip Morris International) continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the company's understanding of applicable law, bonding requirements and the absence of adequate appellate remedies to get timely relief from any of the foregoing; price disparities and changes in price disparities between premium and lowest-price brands; legislation, including actual and potential excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation; privately imposed smoking restrictions; and governmental and grand jury investigations.
    Altria Group, Inc.'s consumer products subsidiaries are subject to other risks detailed from time to time in its publicly filed documents, including its Annual Report on Form 10-K for the period ended December 31, 2003 and its Quarterly Report on Form 10-Q for the period ended September 30, 2004. Altria Group, Inc. cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.


ALTRIA GROUP, INC.                                         Schedule 1
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended December 31,(*)
(in millions, except per share data)

                                            2004       2003   % Change
                                        ------------------------------
Net revenues                            $  22,380  $  20,568     8.8 %
Cost of sales                               9,030      8,338     8.3 %
Excise taxes on products (**)               6,016      5,260    14.4 %
                                        ---------------------
Gross profit                                7,334      6,970     5.2 %
Marketing, administration and research
 costs                                      3,394      3,086
Domestic tobacco headquarters relocation
 charges                                        6         33
Domestic tobacco legal settlement               -         20
Asset impairment and exit costs               159         13
Losses (gains) on sales of businesses          (5)        (8)
Integration costs                               -        (13)
Provision for airline industry exposure       140          -
                                        ---------------------
Operating companies income                  3,640      3,839    (5.2)%
Amortization of intangibles                     5          2
General corporate expenses                    158        162
Asset impairment and exit costs                29         67
                                        ---------------------
Operating income                            3,448      3,608    (4.4)%
Interest and other debt expense, net          291        303
                                        ---------------------
Earnings from continuing operations
 before income taxes and minority
 interest                                   3,157      3,305    (4.5)%
Provision for income taxes                  1,121      1,147    (2.3)%
                                        ---------------------
Earnings from continuing operations
 before minority interest                   2,036      2,158    (5.7)%
Minority interest in earnings from
 continuing operations, and equity
 earnings, net                                 46         81
                                        ---------------------
Earnings from continuing operations     $   1,990  $   2,077    (4.2)%
                                        ---------------------
(Loss) earnings from discontinued
 operations, net of income taxes and
 minority interest(****)                $     (43) $      14
                                        ---------------------
Net earnings                            $   1,947  $   2,091    (6.9)%
                                        =====================

Per share data(***):
Basic earnings per share from
 continuing operations                  $    0.97  $    1.02    (4.9)%
                                        ---------------------
Basic earnings per share from
 discontinued operations                $   (0.02) $    0.01
                                        ---------------------
Basic earnings per share                $    0.95  $    1.03    (7.8)%
                                        =====================

Diluted earnings per share from
 continuing operations                  $    0.96  $    1.02    (5.9)%
                                        ---------------------
Diluted earnings per share from
 discontinued operations                $   (0.02) $       -
                                        ---------------------
Diluted earnings per share              $    0.94  $    1.02    (7.8)%
                                        =====================
Weighted average number of shares
 outstanding
- Basic                                     2,052      2,030     1.1 %
- Diluted                                   2,068      2,046     1.1 %

(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) The detail of excise taxes on products sold is as follows:

                                            2004       2003
                                        ---------------------
Domestic tobacco                        $     930  $     917
International tobacco                       5,086      4,343
                                        ---------------------
Total excise taxes                      $   6,016  $   5,260
                                        =====================

(***) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

(****) Discontinued operations 2004 includes $(59) from impairment loss, and $16 of earnings, net of minority interest impact. In 2003 income from discontinued operations was $14 of earnings, net of minority interest impact.



ALTRIA GROUP, INC.                                         Schedule 2
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended December 31,(*)
(in millions)

                                                North
                     Domestic  International  American   International
                      tobacco     tobacco       food         food
                    --------------------------------------------------
2004 Net Revenues   $   4,420    $   9,113    $   5,801    $   2,983
2003 Net Revenues   $   4,246    $   8,010    $   5,333    $   2,874
% Change                  4.1%        13.8%         8.8%         3.8%
Reconciliation:
---------------
2003 Net Revenues   $   4,246    $   8,010    $   5,333    $   2,874
Divested businesses
 - 2004                     -            -            -            -
Divested businesses
 - 2003                     -            -            -          (34)
Implementation -
 2004                       -            -           (2)           -
Currency                    -          466           39          174
Operations                174          637          431          (31)
                    --------------------------------------------------
2004 Net Revenues   $   4,420    $   9,113    $   5,801    $   2,983
                    ==================================================

                     Financial
                     services       Total
                    -----------------------
2004 Net Revenues   $      63    $  22,380
2003 Net Revenues   $     105       20,568
% Change                (40.0)%         8.8%
Reconciliation:
---------------
2003 Net Revenues   $     105    $  20,568
Divested businesses
 - 2004                     -            -
Divested businesses
 - 2003                     -          (34)
Implementation -
 2004                       -           (2)
Currency                    -          679
Operations                (42)       1,169
                    -----------------------
2004 Net Revenues   $      63    $  22,380
                    =======================

Note:  The detail of excise taxes on products sold is as follows:

                        2004         2003
                    -----------------------
Domestic tobacco    $     930    $     917
International
 tobacco                5,086        4,343
                    -----------------------
Total excise taxes  $   6,016    $   5,260
                    =======================
Currency increased international tobacco excise taxes by $282 million.

(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                         Schedule 3
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended December 31,(*)
(in millions)

                                                North
                     Domestic  International  American   International
                     tobacco      tobacco       food         food
                   ---------------------------------------------------
2004 Operating
 Companies Income  $   1,076    $   1,423    $     947    $     300
2003 Operating
 Companies Income  $     987    $   1,274    $   1,039    $     467
% Change                 9.0%        11.7%       (8.9)%      (35.8)%
Reconciliation:
---------------
2003 Operating
 Companies Income  $     987    $   1,274    $   1,039    $     467

Divested businesses
 - 2003                    -            -            -           (2)
Domestic tobacco
 headquarters
 relocation charges
 - 2003                   33            -            -            -
Domestic tobacco
 legal settlement -
 2003                     20            -            -            -
Asset impairment
 and exit costs -
 2003                     13            -            -            -
Gains on sales of
 businesses - 2003         -            -            -           (8)
Integration costs -
 2003                      -            -          (13)           -
                   ---------------------------------------------------
                          66            -          (13)         (10)
                   ---------------------------------------------------

Divested businesses
 - 2004                    -            -            -            -
Domestic tobacco
 headquarters
 relocation charges
 - 2004                   (6)           -            -            -
Asset impairment
 and exit costs -
 2004                      -          (20)        (102)         (37)
Gains on sales of
 businesses - 2004         -            -            -            5
Investment
 impairment - 2004         -            -            -          (47)
Implementation
 costs - 2004              -            -          (27)          (6)
Provision for
 airline industry
 exposure - 2004           -            -            -            -
                   ---------------------------------------------------
                          (6)         (20)        (129)         (85)
                   ---------------------------------------------------

Currency                   -          115            8           19
Operations                29           54           42          (91)
                   ---------------------------------------------------
2004 Operating
 Companies Income  $   1,076    $   1,423    $     947    $     300
                   ===================================================

                    Financial
                    services       Total
                   -----------------------
2004 Operating
 Companies Income  $    (106)   $   3,640
2003 Operating
 Companies Income  $      72        3,839
% Change            (100.0+)%       (5.2)%
Reconciliation:
---------------
2003 Operating
 Companies Income  $      72    $   3,839

Divested businesses
 - 2003                    -           (2)
Domestic tobacco
 headquarters
 relocation charges
 - 2003                    -           33
Domestic tobacco
 legal settlement -
 2003                      -           20
Asset impairment
 and exit costs -
 2003                      -           13
Gains on sales of
 businesses - 2003                     (8)
Integration costs -
 2003                      -          (13)
                   -----------------------
                           -           43
                   -----------------------

Divested businesses
 - 2004                    -            -
Domestic tobacco
 headquarters
 relocation charges
 - 2004                    -           (6)
Asset impairment
 and exit costs -
 2004                      -         (159)
Gains on sales of
 businesses - 2004         -            5
Investment
 impairment - 2004         -          (47)
Implementation
 costs - 2004              -          (33)
Provision for
 airline industry
 exposure - 2004        (140)        (140)
                   -----------------------
                        (140)        (380)
                   -----------------------

Currency                   -          142
Operations               (38)          (4)
                   -----------------------
2004 Operating
 Companies Income  $    (106)   $   3,640
                   =======================

(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                         Schedule 4
and Subsidiaries
Condensed Statements of Earnings
For the Twelve Months Ended December 31,(*)
(in millions, except per share data)

                                          2004       2003     % Change
                                       -------------------------------

Net revenues                           $  89,610  $  81,320     10.2 %
Cost of sales                             33,959     31,573      7.6 %
Excise taxes on products (**)             25,647     21,128     21.4 %
                                       ---------------------
Gross profit                              30,004     28,619      4.8 %
Marketing, administration and research
 costs                                    13,014     11,834
Domestic tobacco headquarters
 relocation charges                           31         69
Domestic tobacco legal settlement              -        202
International tobacco E.C. agreement         250          -
Asset impairment and exit costs              648         19
Losses (gains) on sales of businesses          3        (31)
Integration costs                              -        (13)
Provision for airline industry exposure      140          -
                                       ---------------------
Operating companies income                15,918     16,539     (3.8)%
Amortization of intangibles                   17          9
General corporate expenses                   651        704
Asset impairment and exit costs               70         67
                                       ---------------------
Operating income                          15,180     15,759     (3.7)%
Interest and other debt expense, net       1,176      1,150
                                       ---------------------
Earnings from continuing operations
 before income taxes and minority
 interest                                 14,004     14,609     (4.1)%
Provision for income taxes                 4,540      5,097    (10.9)%
                                       ---------------------
Earnings from continuing operations
 before minority interest                  9,464      9,512     (0.5)%
Minority interest in earnings from
 continuing operations, and equity
 earnings, net                                44        391
                                       ---------------------
Earnings from continuing operations    $   9,420  $   9,121      3.3 %
                                       ---------------------
(Loss) earnings from discontinued
 operations, net of income taxes and
 minority interest(****)               $      (4) $      83
                                       ---------------------
Net earnings                           $   9,416  $   9,204      2.3 %
                                       =====================

Per share data (***):
Basic earnings per share from
 continuing operations                 $    4.60  $    4.50      2.2 %
                                       ---------------------
Basic earnings per share from
 discontinued operations               $       -  $    0.04
                                       ---------------------
Basic earnings per share               $    4.60  $    4.54      1.3 %
                                       =====================

Diluted earnings per share from
 continuing operations                 $    4.57  $    4.48      2.0 %
                                       ---------------------
Diluted earnings per share from
 discontinued operations               $   (0.01) $    0.04
                                       ---------------------
Diluted earnings per share             $    4.56  $    4.52      0.9 %
                                       =====================
Weighted average number of shares
 outstanding
- Basic                                    2,047      2,028      0.9 %
- Diluted                                  2,063      2,038      1.2 %

(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) The detail of excise taxes on products sold is as follows:

                                           2004       2003
                                       ---------------------
Domestic tobacco                       $   3,694  $   3,698
International tobacco                     21,953     17,430
                                       ---------------------
Total excise taxes                     $  25,647  $  21,128
                                       =====================

(***) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

(****) Discontinued operations 2004 includes $(59) from impairment loss, and $55 of earnings, net of minority interest impact. In 2003 income from discontinued operations was $83 of earnings, net of minority interest impact.



ALTRIA GROUP, INC.                                         Schedule 5
and Subsidiaries
Selected Financial Data by Business Segment
For the Twelve Months Ended December 31,(*)
(in millions)

                                                North
                    Domestic   International  American   International
                     tobacco      tobacco       food         food
                   ---------------------------------------------------
2004 Net Revenues  $  17,511    $  39,536    $  22,060    $  10,108
2003 Net Revenues     17,001       33,389       20,937        9,561
% Change                 3.0%        18.4%         5.4%         5.7%

Reconciliation:
---------------
2003 Net Revenues  $  17,001    $  33,389    $  20,937    $   9,561
Divested
 businesses - 2004         -            -            -           19
Divested
 businesses - 2003         -            -            -         (145)
Implementation -
 2004                      -            -           (7)           -
Currency                   -        2,499          164          674
Operations               510        3,648          966           (1)
                   ---------------------------------------------------
2004 Net Revenues  $  17,511    $  39,536    $  22,060    $  10,108
                   ===================================================

                    Financial
                    services       Total
                   ------------------------
2004 Net Revenues  $     395    $  89,610
2003 Net Revenues        432       81,320
% Change               (8.6)%        10.2%

Reconciliation:
---------------
2003 Net Revenues  $     432    $  81,320
Divested
 businesses - 2004         -           19
Divested
 businesses - 2003         -         (145)
Implementation -
 2004                      -           (7)
Currency                   -        3,337
Operations               (37)       5,086
                   ------------------------
2004 Net Revenues  $     395    $  89,610
                   ========================

Note:  The detail of excise taxes on products sold is as follows:
                       2004         2003
                   ------------------------
Domestic tobacco   $   3,694    $   3,698
International
 tobacco              21,953       17,430
                   ------------------------
Total excise taxes $  25,647    $  21,128
                   ========================
Currency increased international tobacco excise taxes by $1,461 million.

(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                       Schedule 6
and Subsidiaries
Selected Financial Data by Business Segment
For the Twelve Months Ended December 31,(*)
(in millions)
                                                North
                    Domestic   International  American   International
                     tobacco      tobacco       food         food
                   ---------------------------------------------------
2004 Operating
 Companies Income  $   4,405    $   6,566    $   3,870    $     933
2003 Operating
 Companies Income      3,889        6,286        4,658        1,393
% Change                13.3%         4.5%      (16.9)%      (33.0)%
Reconciliation:
---------------
2003 Operating
 Companies Income  $   3,889    $   6,286    $   4,658    $   1,393

Divested
 businesses - 2003         -            -            -          (19)
Domestic tobacco
 headquarters
 relocation
 charges - 2003           69            -            -            -
Domestic tobacco
 legal settlement
 - 2003                  202            -            -            -
Asset impairment
 and exit costs -
 2003                     13            -            -            6
Gains on sales of
 businesses - 2003         -            -            -          (31)
Integration costs
 - 2003                    -            -          (13)           -
                   ---------------------------------------------------
                         284            -          (13)         (44)
                   ---------------------------------------------------

Divested
 businesses - 2004         -            -            -            1
Domestic tobacco
 headquarters
 relocation
 charges - 2004          (31)           -            -            -
International
 tobacco E.C.
 agreement - 2004          -         (250)           -            -
Asset impairment
 and exit costs -
 2004                     (1)         (44)        (391)        (212)
Loss on sales of
 businesses - 2004         -            -            -           (3)
Investment
 impairment - 2004         -            -            -          (47)
Implementation
 costs - 2004              -            -          (40)         (10)
Provision for
 airline industry
 exposure - 2004           -            -            -            -
                   ---------------------------------------------------
                         (32)        (294)        (431)        (271)
                   ---------------------------------------------------

Currency                   -          540           29           69
Operations               264           34         (373)        (214)
                   ---------------------------------------------------
2004 Operating
 Companies Income  $   4,405    $   6,566    $   3,870    $     933
                   ===================================================

                    Financial
                    services       Total
                   ------------------------
2004 Operating
 Companies Income  $     144    $  15,918
2003 Operating
 Companies Income        313       16,539
% Change              (54.0)%       (3.8)%
Reconciliation:
---------------
2003 Operating
 Companies Income  $     313    $  16,539

Divested
 businesses - 2003         -          (19)
Domestic tobacco
 headquarters
 relocation
 charges - 2003            -           69
Domestic tobacco
 legal settlement
 - 2003                    -          202
Asset impairment
 and exit costs -
 2003                      -           19
Gains on sales of
 businesses - 2003         -          (31)
Integration costs
 - 2003                    -          (13)
                   ------------------------
                           -          227
                   ------------------------

Divested
 businesses - 2004         -            1
Domestic tobacco
 headquarters
 relocation
 charges - 2004            -          (31)
International
 tobacco E.C.
 agreement - 2004          -         (250)
Asset impairment
 and exit costs -
 2004                      -         (648)
Loss on sales of
 businesses - 2004         -           (3)
Investment
 impairment - 2004         -          (47)
Implementation
 costs - 2004              -          (50)
Provision for
 airline industry
 exposure - 2004        (140)        (140)
                   ------------------------
                        (140)      (1,168)
                   ------------------------

Currency                   -          638
Operations               (29)        (318)
                   ------------------------
2004 Operating
 Companies Income  $     144    $  15,918
                   ========================

(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                         Schedule 7
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Quarters Ended December 31,(*)
($ in millions, except per share data)

                                                Net       Diluted
                                              Earnings     E.P.S. (**)
                                             ----------  ----------

2004 Continuing                              $  1,990    $   0.96
2003 Continuing                              $  2,077    $   1.02
% Change                                         (4.2)%      (5.9)%

Reconciliation:
---------------
2003 Continuing                              $  2,077    $   1.02

2003 Domestic tobacco headquarters relocation
 charges                                           22        0.01
2003 Domestic tobacco legal settlement             14           -
2003 Asset impairment, and exit costs, net of
 minority interest impact                          52        0.02
2003 Gains on sales of businesses, net of
 minority interest impact                          (4)          -
2003 Integration costs, net of minority
 interest impact                                   (7)          -
                                             ----------  ----------
                                                   77        0.03
                                             ----------  ----------

2004 Domestic tobacco headquarters relocation
 charges                                           (4)          -
2004 Asset impairment, exit and
 implementation costs, net of minority
 interest impact                                 (122)      (0.06)
2004 Gain on sales of business, net of
 minority interest impact                           3           -
2004 Corporate asset impairment and exit
 costs                                            (19)      (0.01)
2004 Investment impairment, net of minority
 interest impact                                  (26)      (0.01)
2004 Provision for airline industry exposure      (85)      (0.04)
2004 Special one-time tax items, net of
 minority interest impact                           4           -
                                             ----------  ----------
                                                 (249)      (0.12)
                                             ----------  ----------

Currency                                           93        0.05
Change in shares                                    -       (0.01)
Change in tax rate                                (26)      (0.01)
Operations                                         18           -
                                             ----------  ----------
2004 Continuing                              $  1,990    $   0.96
                                             ----------  ----------
2004 Discontinued                            $    (43)   $  (0.02)
                                             ----------  ----------
2004 Net Earnings                            $  1,947    $   0.94
                                             ==========  ==========

(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.



ALTRIA GROUP, INC.                                         Schedule 8
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Twelve Months Ended December 31,(*)
($ in millions, except per share data)

                                                Net       Diluted
                                              Earnings     E.P.S. (**)
                                             ----------  ----------

2004 Continuing                              $  9,420    $   4.57
2003 Continuing                              $  9,121    $   4.48
% Change                                          3.3 %       2.0 %

Reconciliation:
---------------
2003 Continuing                              $  9,121    $   4.48

2003 Domestic tobacco headquarters relocation
 charges                                           45        0.02
2003 Domestic tobacco legal settlement            132        0.06
2003 Asset impairment and exit costs, net of
 minority interest impact                          55        0.03
2003 Gains on sales of businesses, net of
 minority interest impact                         (17)      (0.01)
2003 Integration costs, net of minority
 interest impact                                   (7)          -
                                             ----------  ----------
                                                  208        0.10
                                             ----------  ----------

2004 Domestic tobacco headquarters relocation
 charges                                          (20)      (0.01)
2004 International tobacco E.C. agreement        (161)      (0.08)
2004 Asset impairment, exit and
 implementation costs, net of minority
 interest impact                                 (401)      (0.19)
2004 Loss on sales of businesses, net of
 minority interest impact                          (2)          -
2004 Corporate asset impairment and exit
 costs                                            (45)      (0.02)
2004 Investment impairment, net of minority
 interest impact                                  (26)      (0.01)
2004 Provision for airline industry exposure      (85)      (0.04)
2004 Special one-time tax items, net of
 minority interest impact                         419        0.20
2004 One-time gains from investments at
 SABMiller                                        111        0.05
                                             ----------  ----------
                                                 (210)      (0.10)
                                             ----------  ----------

Currency                                          415        0.20
Change in shares                                    -       (0.06)
Change in tax rate                                (89)      (0.04)
Operations***                                     (25)      (0.01)
                                             ----------  ----------
2004 Continuing                              $  9,420    $   4.57
                                             ----------  ----------
2004 Discontinued                            $     (4)   $  (0.01)
                                             ----------  ----------
2004 Net Earnings                            $  9,416    $   4.56
                                             =========   ==========

(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

(***) includes $0.09 per share related to lower minority interest in earnings and other, net, reflecting lower net earnings at Kraft and higher equity earnings for SABMiller.



ALTRIA GROUP, INC.                                         Schedule 9
and Subsidiaries
Condensed Statements of Earnings
Restated for Discontinued Operations
For the Quarters Ended
March 31, June 30, September 30, December 31, 2004
(in millions, except per share data)


                                Q1 2004   Q2 2004   Q3 2004   Q4 2004
                               Adjusted  Adjusted  Adjusted  Adjusted
                               ---------------------------------------

Net revenues                   $ 21,721  $ 22,894  $ 22,615  $ 22,380
Cost of sales                     8,012     8,570     8,347     9,030
Excise taxes on products          6,317     6,563     6,751     6,016
                               ---------------------------------------
Gross profit                      7,392     7,761     7,517     7,334
Marketing, administration and
 research costs                   3,194     3,289     3,137     3,394
Domestic tobacco headquarters
 relocation charges                  10        10         5         6
International tobacco E.C.
 agreement                            -       250         -         -
Asset impairment and exit
 costs                              292       152        45       159
Losses (gains) on sales of
 businesses                           -         -         8        (5)
Provision for airline industry
 exposure                             -         -         -       140
                               ---------------------------------------
Operating companies income        3,896     4,060     4,322     3,640
Amortization of intangibles           4         5         3         5
General corporate expenses          164       164       165       158
Asset impairment and exit
 costs                               16         8        17        29
                               ---------------------------------------
Operating income                  3,712     3,883     4,137     3,448
Interest and other debt
 expense, net                       300       297       288       291
                               ---------------------------------------
Earnings from continuing
 operations before income
 taxes and minority interest      3,412     3,586     3,849     3,157

Provision for income taxes        1,180       952     1,287     1,121
                               ---------------------------------------
Earnings from continuing
 operations before minority
 interest                         2,232     2,634     2,562     2,036
Minority interest in earnings
 from continuing operations,
 and equity earnings, net            47        26       (75)       46
                               ---------------------------------------
Earnings from continuing
 operations                    $  2,185  $  2,608  $  2,637  $  1,990
                               ---------------------------------------
(Loss) earnings from
 discontinued operations, net
 of income taxes and minority
 interest                      $      9  $     19  $     11  $    (43)
                               ---------------------------------------
Net earnings                   $  2,194  $  2,627  $  2,648  $  1,947
                               =======================================

Per share data (*):
Basic earnings per share from
 continuing operations         $   1.07  $   1.27  $   1.29  $   0.97
                               ---------------------------------------
Basic earnings per share from
 discontinued operations       $      -  $   0.01  $      -  $  (0.02)
                               ---------------------------------------
Basic earnings per share       $   1.07  $   1.28  $   1.29  $   0.95
                               =======================================

Diluted earnings per share
 from continuing operations    $   1.06  $   1.26  $   1.28  $   0.96
                               ---------------------------------------
Diluted earnings per share
 from discontinued operations  $   0.01  $   0.01  $   0.01  $  (0.02)
                               ---------------------------------------
Diluted earnings per share     $   1.07  $   1.27  $   1.29  $   0.94
                               =======================================

Weighted average number of
 shares outstanding
- Basic                           2,041     2,047     2,048     2,052
- Diluted                         2,059     2,062     2,060     2,068


                               2004 YTD
                               Adjusted
                               --------

Net revenues                   $ 89,610
Cost of sales                    33,959
Excise taxes on products         25,647
                               --------
Gross profit                     30,004
Marketing, administration and
 research costs                  13,014
Domestic tobacco headquarters
 relocation charges                  31
International tobacco E.C.
 agreement                          250
Asset impairment and exit
 costs                              648
Losses (gains) on sales of
 businesses                           3
Provision for airline industry
 exposure                           140
                               --------
Operating companies income       15,918
Amortization of intangibles          17
General corporate expenses          651
Asset impairment and exit
 costs                               70
                               --------
Operating income                 15,180
Interest and other debt
 expense, net                     1,176
                               --------
Earnings from continuing
 operations before income
 taxes and minority interest     14,004

Provision for income taxes        4,540
                               --------
Earnings from continuing
 operations before minority
 interest                         9,464
Minority interest in earnings
 from continuing operations,
 and equity earnings, net            44
                               --------
Earnings from continuing
 operations                    $  9,420
                               --------
(Loss) earnings from
 discontinued operations, net
 of income taxes and minority
 interest                      $     (4)
                               --------
Net earnings                   $  9,416
                               ========

Per share data (*):
Basic earnings per share from
 continuing operations         $   4.60
                               --------
Basic earnings per share from
 discontinued operations       $      -
                               --------
Basic earnings per share       $   4.60
                               ========

Diluted earnings per share
 from continuing operations    $   4.57
                               --------
Diluted earnings per share
 from discontinued operations  $  (0.01)
                               --------
Diluted earnings per share     $   4.56
                               ========

Weighted average number of
 shares outstanding
- Basic                           2,047
- Diluted                         2,063

(*) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.



ALTRIA GROUP, INC.                                         Schedule 10
and Subsidiaries
Condensed Statements of Earnings
Restated for Discontinued Operations
For the Quarters Ended
March 31, June 30, September 30, December 31, 2003
(in millions, except per share data)

                                Q1 2003   Q2 2003   Q3 2003   Q4 2003
                               Adjusted  Adjusted  Adjusted  Adjusted
                               ---------------------------------------

Net revenues                   $ 19,247  $ 20,696  $ 20,809  $ 20,568
Cost of sales                     7,493     7,919     7,823     8,338
Excise taxes on products          4,887     5,344     5,637     5,260
                               ---------------------------------------
Gross profit                      6,867     7,433     7,349     6,970
Marketing, administration and
 research costs                   2,855     2,913     2,980     3,086
Domestic tobacco headquarters
 relocation charges                   -         9        27        33
Domestic tobacco legal
 settlement                           -       182         -        20
Asset impairment and exit
 costs                                -         -         6        13
Losses (gains) on sales of
 businesses                           -         -       (23)       (8)
Food Integration Cost                 -         -         -       (13)
                               ---------------------------------------
Operating companies income        4,012     4,329     4,359     3,839
Amortization of intangibles           2         3         2         2
General corporate expenses          183       183       176       162
Asset impairment and exit
 costs                                -         -         -        67
                               ---------------------------------------
Operating income                  3,827     4,143     4,181     3,608
Interest and other debt
 expense, net                       283       263       301       303
                               ---------------------------------------
Earnings from continuing
 operations before income
 taxes and minority interest      3,544     3,880     3,880     3,305
Provision for income taxes        1,248     1,365     1,337     1,147
                               ---------------------------------------
Earnings from continuing
 operations before minority
 interest                         2,296     2,515     2,543     2,158
Minority interest in earnings
 from continuing operations,
 and equity earnings, net           130       105        75        81
                               ---------------------------------------
Earnings from continuing
 operations                    $  2,166  $  2,410  $  2,468  $  2,077
                               ---------------------------------------
(Loss) earnings from
 discontinued operations,
 net of income taxes and
 minority interest             $     20  $     27  $     22  $     14
                               ---------------------------------------
Net earnings                   $  2,186  $  2,437  $  2,490  $  2,091
                               =======================================

Per share data (*):
Basic earnings per share from
 continuing operations         $   1.07  $   1.19  $   1.22  $   1.02
                               ---------------------------------------
Basic earnings per share from
 discontinued operations       $   0.01  $   0.01  $   0.01  $   0.01
                               ---------------------------------------
Basic earnings per share       $   1.08  $   1.20  $   1.23  $   1.03
                               =======================================

Diluted earnings per share
 from continuing operations    $   1.06  $   1.19  $   1.21  $   1.02
                               ---------------------------------------
Diluted earnings per share
 from discontinued operations  $   0.01  $   0.01  $   0.01  $      -
                               ---------------------------------------
Diluted earnings per share     $   1.07  $   1.20  $   1.22  $   1.02
                                ========  ========  ========  ========

Weighted average number of
 shares outstanding
- Basic                           2,032     2,023     2,027     2,030
- Diluted                         2,040     2,029     2,036     2,046


                               2003 YTD
                               Adjusted
                               --------

Net revenues                   $ 81,320
Cost of sales                    31,573
Excise taxes on products         21,128
                               --------
Gross profit                     28,619
Marketing, administration and
 research costs                  11,834
Domestic tobacco headquarters
 relocation charges                  69
Domestic tobacco legal
 settlement                         202
Asset impairment and exit
 costs                               19
Losses (gains) on sales of
 businesses                         (31)
Food Integration Cost               (13)
                               --------
Operating companies income       16,539
Amortization of intangibles           9
General corporate expenses          704
Asset impairment and exit
 costs                               67
                               --------
Operating income                 15,759
Interest and other debt
 expense, net                     1,150
                               --------
Earnings from continuing
 operations before income
 taxes and minority interest     14,609

Provision for income taxes        5,097
                               --------
Earnings from continuing
 operations before minority
 interest                         9,512
Minority interest in earnings
 from continuing operations,
 and equity earnings, net           391
                               --------
Earnings from continuing
 operations                    $  9,121
                               --------
(Loss) earnings from
 discontinued operations, net
 of income taxes and minority
 interest                      $     83
                               --------
Net earnings                   $  9,204
                               ========

Per share data (*):
Basic earnings per share from
 continuing operations         $   4.50
                               --------
Basic earnings per share from
 discontinued operations       $   0.04
                               --------
Basic earnings per share       $   4.54
                               ========

Diluted earnings per share
 from continuing operations    $   4.48
                               --------
Diluted earnings per share
 from discontinued operations  $   0.04
                               --------
Diluted earnings per share     $   4.52
                               ========

Weighted average number of
 shares outstanding
- Basic                           2,028
- Diluted                         2,038

(*) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.




ALTRIA GROUP, INC.                                         Schedule 11
and Subsidiaries
Condensed Balance Sheets
(in millions, except ratios)

                                           December 31,   December 31,
                                               2004           2003
                                           ------------   ------------
Assets
------
Cash and cash equivalents                  $     5,744    $     3,777
Current assets of discontinued
operations held for sale                         1,458              -
All other current assets                        18,699         17,605
Property, plant and equipment, net              16,305         16,067
Goodwill                                        28,056         27,742
Other intangible assets, net                    11,056         11,803
Other assets                                    12,485         10,641
                                           ------------   ------------
Total consumer products assets                  93,803         87,635
Total financial services assets                  7,845          8,540
                                           ------------   ------------
Total assets                               $   101,648    $    96,175
                                           ============   ============

Liabilities and Stockholders' Equity
------------------------------------
Short-term borrowings                      $     2,546    $     1,715
Current portion of long-term debt                1,751          1,661
Accrued settlement charges                       3,501          3,530
All other current liabilities                   15,776         14,487
Long-term debt                                  16,462         18,953
Deferred income taxes                            7,677          7,295
Other long-term liabilities                     14,905         15,137
                                           ------------   ------------
Total consumer products liabilities             62,618         62,778
Total financial services liabilities             8,316          8,320
                                           ------------   ------------
Total liabilities                               70,934         71,098
Total stockholders' equity                      30,714         25,077
                                           ------------   ------------
Total liabilities and
 stockholders' equity                      $   101,648    $    96,175
                                           ============   ============

Total consumer products debt               $    20,759    $    22,329
Debt/equity ratio - consumer products             0.68           0.89
Total debt                                 $    22,980    $    24,539
Total debt/equity ratio                           0.75           0.98